Exhibit (14)(b)

CONSENT OF ALSTON & BIRD, LLP, COUNSEL FOR THE REGISTRANT

We hereby consent to the use of our name and the references to our firm under the caption “Legal Counsel” included in or made a part of Pre-Effective Amendment No. 1 to the Registration Statement of Northern Lights Fund Trust II on Form N-14 under the Securities Act of 1933, as amended.

Alston & Bird LLP

By:	/s/ David J. Baum
A Partner

Washington, DC

July 11, 2023